FORM OF PROXY CARD FOR CAREINSITE, INC.

                                                                    EXHIBIT 99.3


[X] PLEASE MARK YOUR


    VOTE AS IN THIS EXAMPLE



                                REVOCABLE PROXY

                                CAREINSITE, INC.

                        SPECIAL MEETING OF STOCKHOLDERS

                               SEPTEMBER 12, 2000


                      THIS PROXY IS SOLICITED ON BEHALF OF

                   THE BOARD OF DIRECTORS OF CAREINSITE, INC.



The undersigned hereby appoints Charles A. Mele, Marvin P. Rich and James V. Manning, and each of them, as the true and lawful agents and as proxies of the undersigned, each with full power of substitution, to represent the undersigned and to vote all shares of common stock which the undersigned is entitled in any capacity to vote at the Special Meeting of Stockholders of CareInsite, Inc. ("CareInsite"), to be held at the St. Regis Hotel, Two East 55th Street, New York, New York 10022 on September 12, 2000 at 10:00 a.m., Eastern Time, and at any and all adjournments or postponements thereof, on the matters set forth below, and, in their discretion, upon all matters incident to the conduct of the Special Meeting and upon such other matters as may properly be brought before the meeting.



The CareInsite Board of Directors recommends a vote FOR approval of proposals 1 and 2.



                                                              FOR  AGAINST  ABSTAIN
1. To approve and adopt the CareInsite merger and the
   CareInsite merger agreement, as amended.                   [ ]    [ ]      [ ]
2. To ratify and approve the CareInsite, Inc. 1999 Director
   Stock Option Plan.                                         [ ]    [ ]      [ ]



THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED STOCKHOLDER AND, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED FOR THE PROPOSALS SET FORTH HEREON AND IN THE DISCRETION OF THE PROXIES ON ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING OF STOCKHOLDERS AND THE JOINT PROXY STATEMENT/PROSPECTUS (WITH ALL ENCLOSURES AND ATTACHMENTS) RELATED TO THE SPECIAL MEETING.



Please be sure to sign and date this Proxy in the box below.



Date

------------------------------------------------------


-------------------------------------------------  -------------------------------------------------
             Stockholder sign above                          Co-holder (if any) sign above

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 Detach above card, sign, date and mail in the postage paid envelope provided.



                                CAREINSITE, INC.



This Proxy must be signed exactly as your name appears hereon. When shares are held by joint tenants, both should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signer is a corporation, please print full corporate name and indicate capacity of the duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print full partnership name and indicate capacity of duly authorized officer executing on behalf of the partnership.



                              PLEASE ACT PROMPTLY


                MARK, SIGN, DATE AND MAIL YOUR PROXY CARD TODAY